Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made and entered into as of September 2, 2026, by and among Ming Shing Group Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), whose Class A ordinary shares, par value $0.0005 per share (the “Class A Ordinary Shares”), are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker “PMA,” and the purchasers listed on Annex I hereto (the “Purchasers”), solely in their capacity as Purchasers under the Acquisition Agreement (as hereinafter defined).

Recital

On the terms and subject to the conditions set forth herein, in connection with that certain stock purchase agreement, dated as of August 11, 2026 (the “Acquisition Agreement”) by and among the Company, the Purchasers (in their capacity as “Sellers” under the Acquisition Agreement), Meals Through Seasons Limited, an exempted limited company incorporated under the laws of the British Virgin Islands (the “Holding Company”), and Meal Though Seasons HK Limited, a private company limited by shares incorporated under the laws of Hong Kong (“MTS”), Purchasers desire to purchase from the Company, and the Company desires to sell and issue to the Purchasers, convertible promissory notes in the aggregate original principal amount of $360,000,000.00 in the amounts and proportions set forth on Annex I hereto, as a portion of the consideration pursuant to the terms of the Acquisition Agreement as further described below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

1.1 Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Acquisition Agreement. The following terms and expressions used in this Agreement, unless the context otherwise requires, shall have the following meanings:

“Conversion Shares” means the Class A Ordinary Shares issuable upon conversion of the Notes.

“Conversion Price” has the meaning given to it in the Form of Note attached as Exhibit A hereto.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Forecast” means the written financial forecast provided by the Holding Company and MTS to the Company, and as set forth as Annex II hereto (including, without limitation) all accounting assessments, forecasts, estimates and methodologies set forth therein.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“Holding Company “ means Meals Through Seasons Limited, an exempted limited company incorporated under the laws of the British Virgin Islands.

“Material Adverse Effect “ means any event, change, effect, development, circumstance or occurrence that, individually or in the aggregate, materially impairs the Company’s ability to consummate the transactions contemplated by this Agreement or the Notes.

“Nasdaq Rules” means the Nasdaq Listing Rules, including, without limitation, Rules 5250(e)(2), 5615(a)(3), 5635(b), 5635(d), 5640, and the applicable interpretive materials thereof.

“NPAT” means the consolidated net profit after tax of the Holding Company and its Subsidiaries, including MTS, determined consistently with the Financial Forecast and the accounting principles used therein.

“Notes” means the convertible promissory notes substantially in the form attached hereto as Exhibit A issued to the Purchasers, which notes constitutes the “Notes” for purposes of the Acquisition Agreement.

“Principal Amount” shall mean the aggregate original principal amount of the Notes of $360,000,000.00.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means, collectively, the Company’s annual reports on Form 20-F, current reports on Form 6-K and any registration statements, prospectuses or other reports or documents filed with or furnished to the SEC under the Securities Act or the Exchange Act since January 1, 2026.

“Signing Date” means the date of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transaction Documents” shall mean, collectively, the Acquisition Agreement, this Agreement, the Notes, and all certificates, instruments, opinions and other agreements executed and delivered in connection therewith or herewith, each as amended or otherwise modified from time to time, and all modifications, renewals, replacements, extensions and rearrangements thereof and substitutions and replacements therefor.

2.	Agreement To Sell And Purchase.

2.1 Issuance of Notes at Closing.

(a) Closing. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to issue and sell to the Purchasers participating in the Closing, and the Purchasers (severally and not jointly) agree to purchase from the Company the Notes in the proportions set forth on Annex I hereto in the aggregate amount of the Principal Amount.

(b) Purchase Price. The Parties acknowledge and agree that the Principal Amount constitutes the note portion of the purchase price payable by the Company under the Acquisition Agreement, with the balance of the purchase price being satisfied by the issuance of Class A Ordinary Shares to the Purchasers under the Acquisition Agreement. The note portion of the purchase price shall be satisfied solely by the issuance of the Notes.

2.2 Pari Passu. The Notes shall constitute a senior direct, unsecured, unsubordinated obligation of the Company and shall rank pari passu with all present and future unsecured and unsubordinated obligations of the Company, except as obligations may be preferred by laws of general application.

2.3 Use of Proceeds. The Parties acknowledge that no cash proceeds will be advanced by the Purchasers to the Company at the Closing. The Notes are being issued solely as non-cash acquisition consideration pursuant to the Acquisition Agreement and not for working capital or general corporate purposes.

3.	Closing, Delivery And Conditions Precedent.

3.1 Closing. The closing of the sale and purchase of the Notes under this Agreement (the “Closing”) shall take place remotely concurrently with the closing under the Acquisition Agreement, at such time or place as the Company and the Purchasers may mutually agree (such date is hereinafter referred to as the “Closing Date”).

3.2 Delivery; Consideration. Subject to the terms of this Agreement, at the Closing, the Company will deliver to the Purchasers the duly executed Notes against the Purchasers’ delivery of the Acquisition Agreement closing deliverables, and the purchase price for the Notes shall be deemed paid and satisfied in full upon such issuance and delivery. No cash payment shall be due from the Purchasers to the Company at the Closing under this Agreement.

3.3 Conditions Precedent to the Purchasers’ Obligations. Each Purchaser’s obligation to purchase their respective Note at the Closing is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

(a) the representations and warranties of the Company in Section 4 hereof shall be true and correct in all material respects as of the Closing Date;

(b) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date;

(c) the Company shall have obtained all corporate approvals and authorizations required for the execution, delivery and performance of the Transaction Documents and the issuance of the Notes and reservation of the Conversion Shares;

(d) all conditions precedent for the closing contemplated by the Acquisition Agreement shall have been satisfied;

(e) the Purchasers shall have received evidence reasonably satisfactory to it that the Company has submitted any required Listing of Additional Shares notification under Nasdaq Rule 5250(e)(2) with respect to the potential issuance of the Conversion Shares and that no objection has been raised by Nasdaq prior to Closing; and

(f) no law, order or injunction of any Governmental Authority shall be in effect that restrains, enjoins or otherwise prohibits consummation of the transactions contemplated hereby.

3.4 Conditions Precedent to Company’s Obligations. The Company’s obligation to issue and sell the Notes at the Closing is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

(a) the representations and warranties of the Purchasers in Section 5 hereof shall be true and correct in all material respects as of the Closing Date;

(b) the Purchasers shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date;

(c) the delivery of the Financial Forecast in form and substance reasonably satisfactory to the Company;

(d) the Purchasers shall have obtained all organizational approvals and authorizations required for the execution, delivery and performance of the Transaction Documents to which each is a party; and

(e) all conditions precedent for the closing contemplated by the Acquisition Agreement shall have been satisfied.

4.	Representations And Warranties Of The Company.

Except as disclosed in the SEC Reports, the Company hereby represents and warrants to the Purchaser as of the Signing Date and as of the Closing Date as follows:

4.1 Organization; Subsidiaries; Good Standing; Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Each subsidiary of the Company is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, except where such failure would not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization; Binding Obligations. All corporate action on the part of the Company, its directors and officers necessary for the authorization, execution, delivery and performance of the Transaction Documents, the issuance of the Notes and the reservation and issuance of the Conversion Shares has been taken. The Transaction Documents constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws and general principles of equity.

4.3 No Conflicts; Consents and Approvals. The execution, delivery and performance of the Transaction Documents by the Company, and the issuance of the Notes and the Conversion Shares, do not:

(a) conflict with the Company’s memorandum and articles of association (“M&A”);

(b) violate any law, rule, regulation, order or decree applicable to the Company;

(c) result in a material breach or default under any material contract to which the Company is a party, except as would not reasonably be expected to have a Material Adverse Effect.

No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Authority is required in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for (i) required Nasdaq notifications, including any Listing of Additional Shares, and (ii) such consents, approvals or filings the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

4.4 Capitalization; Valid Issuance; Preemptive Rights. The authorized share capital of the Company is as set forth in the Company’s SEC Reports indicating such information. The issued and outstanding share capital of the Company is as set forth in the Company’s SEC Reports as of the dates stated therein. The Conversion Shares have been duly authorized for issuance and, when issued upon conversion of the Notes in accordance with their terms and in compliance with applicable Nasdaq Rules (including obtaining any required shareholder approval), will be validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights of any person (to the Company’s knowledge, with respect to any third-party contractual rights). The Company has duly reserved, and shall at all times keep reserved, out of its authorized but unissued Class A Ordinary Shares, a number of Class A Ordinary Shares sufficient to permit the issuance of the Conversion Shares upon conversion of the then outstanding principal amount of the Notes at the fixed Conversion Price, in each case subject to the limitations set forth in the Notes, the Nasdaq Rules, the Voting Rights Limitation and Performance Tranche Limitation.

4.5 SEC Reports; No Material Misstatement or Omission. Since January 1, 2026, the Company has filed with or furnished to the SEC all forms, reports, schedules, statements and other documents required to be filed or furnished by it as an FPI under the Exchange Act and the Securities Act. As of their respective dates (or, if amended or supplemented, as of the date of the last such amendment or supplement), the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the SEC Reports, when filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

4.6 Financial Statements; Internal Controls; Disclosure Controls. The financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and have been prepared in conformity with GAAP as issued by the FASB, applied on a consistent basis (except as disclosed therein), and fairly present in all material respects the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries as of the dates and for the periods indicated. The Company maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in the Exchange Act), and has disclosed to its auditors and the audit committee of its board of directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and any such disclosures have been disclosed in the SEC Reports where required.

4.7 Listing; Reporting; FPI Status; Transfer Agent. The Class A Ordinary Shares are registered under Section 12 of the Exchange Act and are listed on Nasdaq. The Company is a “foreign private issuer” and is in compliance in all material respects with its reporting obligations under the Exchange Act applicable to foreign private issuers. The Company has a duly appointed transfer agent and registrar for the Class A Ordinary Shares.

4.8 Nasdaq Compliance; Voting Rights. The issuance of the Notes and the potential issuance of the Conversion Shares will comply in all material respects with applicable Nasdaq Rules, including Rules 5635(b) and 5635(d), subject to the pricing, caps and limitations set forth in the Notes and this Agreement, any applicable home country practice exemption disclosed pursuant to Nasdaq Rule 5615(a)(3), and any shareholder approval obtained after the Signing Date, if applicable. The Company is not in violation of Nasdaq Rule 5640 (Voting Rights).

4.9 Private Placement; No Registration; No Integrated Offering; No General Solicitation. Assuming the accuracy of the Purchasers’ representations in Section 5 hereof, the offer, sale and issuance of the Notes pursuant to this Agreement are exempt from the registration requirements of the Securities Act pursuant to Regulation S. Neither the Company nor, to the Company’s knowledge, any person acting on its behalf has engaged in any form of general solicitation or general advertising in connection with the offer or sale of the Notes. Neither the Company nor, to the Company’s knowledge, any of its affiliates has, directly or through any agent, engaged in any integration of this offering with any other offering of the Company’s securities that would require registration of the Notes under the Securities Act.

4.10 Rule 506(d) Bad Actor. The Company has exercised reasonable care to determine whether any “covered person” of the Company is subject to a disqualifying event under Rule 506(d) of Regulation D and is not aware of any such disqualifying event, except for disqualifying events covered by Rule 506(d)(2) or (d)(3) that have been disclosed in writing to the Purchasers.

4.11 Investment Company Act. The Company is not, and after giving effect to the transactions contemplated by the Transaction Documents will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.12 No Stop Orders; No Manipulation. No stop order suspending the effectiveness of any registration statement of the Company has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened by the SEC. The Company has not taken, directly or indirectly, any action intended to cause or reasonably likely to result in the stabilization or manipulation of the price of any security of the Company.

4.13 Home Country Practice; Nasdaq Rule 5615(a)(3). The Company is a “foreign private issuer” within the meaning of the Exchange Act and, as such, is permitted under Nasdaq Listing Rule 5615(a)(3) to follow the corporate governance practices of its home country in lieu of certain Nasdaq corporate governance requirements, except as to those Nasdaq Rules that are expressly ineligible for such exemption. To the extent the Company elects to follow home country practice in lieu of any Nasdaq corporate governance requirement, the Company has made, or will make on a timely basis, the disclosures required by Nasdaq Listing Rule 5615(a)(3) (including disclosure in the Company’s SEC Reports and, as applicable, on its website) identifying each Nasdaq corporate governance requirement from which it departs and describing the home country practices it follows. The execution, delivery and performance of the Transaction Documents, and the issuance of the Notes and the Conversion Shares, have been authorized, approved and taken in compliance in all material respects with applicable laws of the Cayman Islands and the M&A and, to the extent applicable, in accordance with the Company’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3). No approval of the Company’s shareholders is required under the laws of the Cayman Islands, the M&A or the Company’s disclosed home country practices in connection with the execution, delivery and performance of the Transaction Documents and the issuance of the Notes and the reservation of the Conversion Shares, and the Company is at the date of this Agreement, and will be as of the date of the issuance of the Notes, eligible for an exemption from shareholder approval requirements under Nasdaq Listing Rule 5635(d) in accordance with the Company’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3).

4.14 No Financial Assistance Issues; Brokers. Under Cayman Islands law, there is no prohibition on the Company providing financial assistance in connection with the acquisition of its own shares, and the execution and performance of the Transaction Documents will not violate any financial assistance restriction. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated hereby, except as has been disclosed in writing to the Purchasers.

5.	Representations And Warranties Of Purchasers

Each Purchaser, severally and not jointly hereby represents and warrants to the Company as of the Signing Date and as of the Closing Date as follows:

5.1 Organization; Power; Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents. This Agreement and the other Transaction Documents constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws and general principles of equity.

5.2 Regulation S Compliance.

(a) At the time hereof, the Purchaser is physically outside the United States.

(b) The Purchaser is acquiring their respective Note and any Conversion Shares for such Purchaser’s own account, for investment and not for distribution or resale to others and is not purchasing their Respective Note and any Conversion Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

(c) The Purchaser will make all subsequent offers and sales of their respective Note and any Conversion Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, the Purchaser will not resell their respective Note or any Conversion Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

(d) The Purchaser has no present plan or intention to sell their respective Note or any Conversion Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell their respective Note or any Conversion Shares and is not acting as a distributor of such securities.

(e) Neither the Purchaser, its Affiliates nor any Person acting on behalf of such Purchaser, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to their respective Note or any Conversion Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

(f) The Purchaser is not acquiring the Note or the Conversion Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

(g) The Purchaser has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect the Purchaser’s interests in connection with the transactions contemplated by this Agreement and other Transaction Documents.

(h) The Purchaser has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Note and the Conversion Shares.

(i) The Purchaser understands the various risks of an investment in the Note and the Conversion Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Note and the Conversion Shares.

5.3 No General Solicitation. The Purchaser is not purchasing their respective Note as a result of any general solicitation or general advertising.

5.4 Rule 506(d) Bad Actor. Neither the Purchaser nor, to its knowledge, any of its affiliates is subject to a disqualifying event under Rule 506(d) that would require disclosure and has provided such information as the Company reasonably requested to permit the Company to comply with Rule 506(d).

5.5 Access to Information; Sophistication; Restricted Securities; Legends. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with the Company and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of an investment in their respective Note and any Conversion Shares. The Purchaser understands that their respective Note and the Conversion Shares have not been registered under the Securities Act or any state securities laws and are “restricted securities” under the Securities Act and applicable state securities laws and that their respective Note and the Conversion Shares may not be offered, sold or otherwise transferred except pursuant to an effective registration statement or an available exemption from registration. The Purchaser acknowledges and agrees that their respective Note and any certificates or book-entry statements representing the Conversion Shares will bear customary restrictive legends (or notations) under the Securities Act and applicable state law and that the Company, its transfer agent and their respective counsel may place and maintain such legends (or notations) and stop-transfer instructions until such time as the removal of any legend (or notation) is permitted under applicable law and, if requested by the Company or its transfer agent, the Purchaser has delivered to the Company such certificates, agreements, representations and legal opinions of counsel reasonably satisfactory to the Company and its counsel as the Company or its transfer agent may reasonably require to evidence compliance with the Securities Act and applicable state securities laws, including in connection with any proposed resale under Rule 144.

5.6 Sanctions; AML; Anti-Corruption; No Group; No Short Sales. The Purchaser is in compliance with applicable sanctions, anti-money laundering and anti-corruption laws. The Purchaser is not a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to the Company. As of the date hereof, the Purchaser does not have an open short position in the Class A Ordinary Shares and will not enter into any short sale or similar transaction that establishes a net short position with respect to the Class A Ordinary Shares during the period from the Signing Date until the earlier of (a) public announcement of the transactions contemplated hereby and (b) the Closing.

5.7 Transfer Procedures. Without limiting Section 5.5 hereof, the Purchaser consents to the placement of restrictive legends (or book-entry notations) on their respective Note and any Conversion Shares and to the entry of customary stop-transfer instructions with the Company’s transfer agent, and agrees that any removal of legends (or notations) and any transfers shall be effected in compliance with the Securities Act and applicable state securities laws, the terms of the Transaction Documents, and the Company’s and its transfer agent’s reasonable procedures, including the provision of customary seller and broker certificates and legal opinions of counsel reasonably satisfactory to the Company and its counsel in connection with any proposed resale under Rule 144 or other available exemption.

5.8 Financial Forecast. The Financial Forecast, including the forecast NPAT for each Performance Year, has been prepared in good faith based on assumptions believed by the Holding Company and the Purchasers to be reasonable at the time of preparation, and that all material assumptions, limitations and dependencies relevant to the Financial Forecast and the forecast NPAT have been fairly disclosed to the Company.

6.	Covenants.

6.1 Covenants of the Company. For so long as the Notes remain outstanding, the Company shall:

(a) Remain duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and retain all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted, except where failure to do so would not reasonably be expected to have a Material Adverse Effect;

(b) Maintain its listing on the Nasdaq, subject to market and regulatory conditions beyond its reasonable control, and shall submit a Listing of Additional Shares notification to Nasdaq under Rule 5250(e)(2) at least fifteen (15) calendar days prior to any issuance of Conversion Shares and shall otherwise comply with applicable Nasdaq Rules, including Rules 5635(b), 5635(d) and 5640;

(c) Refrain from taking any action with the primary purpose of frustrating or preventing lawful conversion of the Notes in accordance with their terms;

(d) Comply with all applicable laws, including without limitations its reporting obligations under the Exchange Act and the Nasdaq Rules, except where failure to do so would not reasonably be expected to have a Material Adverse Effect;

(e) promptly notify the Purchasers of any event that would reasonably be expected to materially affect the convertibility, enforceability or value of the Notes;

(f) reserve and keep available out of its authorized but unissued Class A Ordinary Shares, free of preemptive rights, such number of Class A Ordinary Shares as shall be sufficient to effect the conversion of the Notes in full, the outstanding principal amount of the Notes at the fixed Conversion Price, subject to the limitations in the Notes, applicable law, the Nasdaq Rules, any required shareholder approval, the Voting Rights Limitation, and Performance Tranche Limitation; and

(g) furnish such information and confirmations as the Purchasers may reasonably require in connection with any proposed conversion and compliance with the Voting Rights Limitation, and Performance Tranche Limitation.

6.2 Covenants of the Purchasers.

(a) For so long as the Notes remain outstanding, each Purchaser shall not effect any conversion, transfer or other arrangement designed to circumvent the Voting Rights Limitation, or Performance Tranche Limitation, whether through nominees, affiliates, derivative arrangements or otherwise; and

(b) For so long as any Annual Performance Tranche (as hereinafter defined) remains outstanding and non-convertible, each Purchaser shall, to the extent it has the legal right or practical ability to do so, use its best efforts to cause the Holding Company or MTS to provide the Company with audited financial statements, management accounts, supporting schedules, auditor confirmations, tax computations and other information reasonably required by the Company to determine the actual NPAT of the Holding Company for the relevant Performance Year and whether the Minimum Forecast Threshold (as hereinafter defined) has been satisfied in accordance with Section 6.4.

6.3 Voting Rights Limitation. For so long as any portion of aggregate principal of the Notes is outstanding, notwithstanding anything to the contrary contained in the Notes or the Transaction Documents, the Company shall not effect any conversion of the Notes, and the Purchasers shall not have the right to convert any portion of the Notes, if immediately after giving effect to such conversion, the Purchaser, together with any affiliate thereof, would hold total voting rights in excess of 24% of the total voting rights of the Company’s outstanding capital shares on a fully diluted basis immediately after giving effect to such conversion (the “Voting Rights Limitation”). For the avoidance of doubt, the Voting Rights Limitation shall apply to all Class A Ordinary Shares held by the Purchaser and its affiliates, whether acquired previously, hereafter or upon the conversion of their respective Note. Each Purchaser shall provide, together with each conversion notice required under the terms of the Notes, a certification of its then current voting rights and such supporting information as the Company may reasonably require to confirm compliance with the Voting Rights Limitation. The Voting Rights Limitation shall not be increased above 24% unless expressly agreed by the Company and the relevant Purchaser and only to the extent legally permissible under applicable securities laws, Nasdaq rules and the Company’s corporate approvals.

6.4 Performance Tranche Limitation and Conversion Eligibility.

(a) For the purposes of determining conversion eligibility, the Principal Amount shall be divided into three equal annual performance tranches of an aggregate of US$120,000,000.00 each (each, an “Annual Performance Tranche” and collectively, the “Annual Performance Tranches”), and the portion of each Annual Performance Tranche allocated to each Purchaser shall be as set forth on Annex I hereto. The Annual Performance Tranches shall correspond respectively to the three financial years covered by the Financial Forecast. Each such financial year set forth in Annex I hereto together with the corresponding year set forth in the Financial Forecast is referred to herein as a “Performance Year,” and collectively, the “Performance Years”;

(b) The portion of the Principal Amount corresponding to an Annual Performance Tranche shall be eligible for conversion within such Performance Year only if the actual net profit after tax of the Holding Company (“NPAT”) for such corresponding Performance Year is equal to or greater than fifty percent (50%) of the forecast NPAT set forth in the Financial Forecast for such Performance Year (the “Minimum Forecast Threshold”). Each Annual Performance Tranche shall be assessed separately and solely by reference to the corresponding Performance Year. The Minimum Forecast Threshold shall be tested solely by reference to NPAT. For the avoidance of doubt, revenue, gross profit, EBITDA, operating profit, cash flow or any other financial metric shall not be used to determine conversion eligibility unless expressly agreed by the Company in writing;

(c) Within twenty (20) Business Days after receipt of audited financial statements of the Holding Company for the relevant Performance Year, or such other financial information, in each case in form and substance reasonably satisfactory to the Company, the Company, in its sole discretion, shall determine whether the applicable Minimum Forecast Threshold has been satisfied. If the Company determines that the applicable Minimum Forecast Threshold has been satisfied, it shall promptly notify the applicable Purchaser in writing of such determination (a “Conversion Eligibility Notice”), and the relevant Annual Performance Tranche shall become eligible for conversion on the date of such notice. No Annual Performance Tranche may be converted unless and until the Company has delivered a Conversion Eligibility Notice in respect of such Annual Performance Tranche. Once an Annual Performance Tranche becomes eligible for conversion, it shall remain eligible for conversion until converted, redeemed, repurchased or otherwise cancelled in accordance with the terms of the applicable Note; and

(d) If the Company does not determine, pursuant to Section 6.4(c), that the applicable Minimum Forecast Threshold has been satisfied, the relevant Annual Performance Tranche shall remain outstanding but shall not be convertible unless otherwise expressly agreed by the Company in writing. For the avoidance of doubt, the satisfaction of the Minimum Forecast Threshold for any subsequent Performance Year shall not render convertible any Annual Performance Tranche relating to a prior Performance Year that failed to satisfy the applicable Minimum Forecast Threshold.

7.	Miscellaneous.

7.1 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York without giving effect to conflicts of laws principles that would result in the application of the law of another jurisdiction. The state courts of the State of New York located in Manhattan, New York County, and the United States District Court for the Southern District of New York shall have exclusive jurisdiction to hear and determine any dispute arising out of or in connection with this Agreement and the Notes and the related definitive documents, and each party irrevocably submits to such jurisdiction. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Notes from time to time; provided, however, the Purchasers may not sell, assign, transfer, convey or pledge any interest in the Notes except in compliance with the Securities Act, applicable state securities laws, the terms of the Transaction Documents, and the reasonable procedures of the Company and its transfer agent, including the delivery of customary certificates and legal opinions reasonably requested in connection with any proposed transfer.

7.4 Entire Agreement. This Agreement, the Acquisition Agreement, the Notes, the Exhibits and Annexes hereto, the other Transaction Documents and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement, the Acquisition Agreement, the Notes, and the other Transaction Documents.

7.5 Severability; Counterparts; Electronic Signatures. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement may be executed in counterparts and by electronic signatures that comply with the U.S. federal ESIGN Act of 2000.

7.6 Amendment and Waiver; Termination. This Agreement and the Notes may be amended, waived or modified only by a written instrument signed by the Company and Purchasers holding, at the time of amendment, waiver or modification, more than 50% of the outstanding Principal Amount; provided, however, that no amendment, waiver or modification shall, without the prior written consent of each Purchaser or Holder directly and adversely affected thereby: (a) reduce the principal amount of any Note; (b) change the Conversion Price or any provision governing the calculation or adjustment thereof, other than pursuant to the express terms of the applicable Note; (c) increase, waive or otherwise modify the Voting Rights Limitation; (d) amend, waive or otherwise modify the Performance Tranche Limitation, any Annual Performance Tranche, any Minimum Forecast Threshold, any Performance Year, or the conditions to conversion of any Annual Performance Tranche; (e) impose any maturity date or otherwise amend any provision relating to the perpetual nature of any Note; (f) amend any redemption, repurchase or Fundamental Change provision applicable to any Note; or (g) amend any transfer restriction applicable to any Note or any Conversion Shares. Any amendment, waiver or modification that disproportionately and adversely affects one Purchaser or Holder relative to the other Purchasers or Holders shall also require the prior written consent of such disproportionately affected Purchaser or Holder. Notwithstanding anything to the contrary herein, this Agreement shall automatically terminate without further action of the parties upon any termination of the Acquisition Agreement prior to the closing thereunder, and in such event the Notes shall not be issued and no party shall have any liability hereunder except as expressly provided to survive such termination.

7.7 Public Company and Nasdaq Compliance Savings Clause. Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement shall require the Company or any of its Affiliates to take any action that would, in the good faith advice of counsel, violate the Securities Act, the Exchange Act, applicable SEC rules and regulations, applicable Nasdaq Rules or Cayman Islands law. To the extent any action contemplated hereby would require shareholder approval under applicable Nasdaq Rules or Cayman Islands law, the Company’s obligation to take such action shall be subject to obtaining such approval, and until such approval is obtained the applicable provisions of this Agreement and the Notes shall be interpreted and applied in a manner intended to preserve compliance.

7.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the other Transaction Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or the other Transaction Documents or any waiver on such party’s part of any provisions or conditions of this Agreement or the other Transaction Documents must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or the other Transaction Documents by law, or otherwise afforded to any party, shall be cumulative and not alternative.

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